Responses to Item 77D - Policies with respect to security investment

Global Macro Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus and the prospectus, of Eaton Vance Global Macro
Absolute Return Fund (which invests in the
Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.


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